UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 19, 2012

(Date of earliest event reported)

st. jude medical, inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  1-12441

Minnesota	41-1276891
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One St. Jude Medical Drive
St. Paul, Minnesota 55117

(Address of principal executive offices, including zip code)

(651) 756-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, Mr. Thomas H. Garrett, a member of the Board of Directors of St. Jude Medical, Inc. (the “Company”), passed away on August 19, 2012. Mr. Garrett had been a member of the Audit Committee of the Company’s Board of Directors, along with Michael A. Rocca, Chairman of the committee, and Richard R. Devenuti. As a result of Mr. Garrett’s death, on August 22, 2012, the Company notified the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with Section 303A.07(a) of the NYSE Listed Company Manual which requires that audit committees be comprised of at least three independent directors. The Company expects in the near future to identify a new Audit Committee member in order to comply with the NYSE requirements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

st. jude medical, inc.

By:	/s/ Jason Zellers
Jason Zellers Vice President, General Counsel and Corporate Secretary

Date:  August 23, 2012

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